TEREX ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

WESTPORT, CT, February 13, 2020 -- Terex Corporation (NYSE: TEX) today announced fourth quarter 2019 income from continuing operations of $18.5 million, or $0.26 per share, on net sales of $885.0 million. In the fourth quarter of 2018, the reported income from continuing operations was $19.6 million, or $0.26 per share, on net sales of $1,048.8 million. Income from continuing operations, as adjusted, for the fourth quarter of 2019 was $25.7 million, or $0.36 per share. This compares to income from continuing operations, as adjusted, of $59.3 million or $0.80 per share in the fourth quarter of 2018. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

For the full year 2019, Terex reported income from continuing operations of $209.7 million, or $2.92 per share, on net sales of $4.4 billion compared with income from continuing operations of $241.7 million, or $3.14 per share, on net sales of $4.5 billion for the full year 2018. Income from continuing operations, as adjusted, for the full year 2019 was $233.5 million, or $3.25 per share, compared with $311.0 million, or $4.04 per share for the full year 2018.

AWP's 2019 results reflected cautious customer sentiment in the segment's largest markets, North America and Europe. When combined with manufacturing production below retail demand to reduce inventories, operating margins were challenged. Materials Processing delivered strong operational and financial performance with sales increasing approximately 4% and increasing operating margin to 14%.

"Our fourth quarter operating results were generally in-line with our expectations on lower revenue and reflect continued challenging global market conditions for industrial equipment," remarked John L. Garrison, Jr., Terex Chairman and CEO.

“In 2019, we focused on safety, strengthening our balance sheet and investing in our products, manufacturing capability and parts and services. Despite the current industrial equipment market challenges, the longer-term outlook for our businesses remains healthy and points to a promising future for Terex," Mr. Garrison said. "We are encouraged by the adoption of our equipment in emerging markets and are well-positioned to continue to deliver differentiated solutions to our customers.”

Mr. Garrison continued, “we expect customers to remain cautious with their capital expenditure decisions in 2020. We expect full year EPS to be between $1.85 to $2.35 on net sales of approximately $3.9 billion. In addition, we expect full year free cash flow to be approximately $140 million.”

Mr. Garrison concluded, “We remain committed to investing in the development of innovative products and solutions for our customers, while continuously improving our operational performance. We believe this is a strong formula for long-term shareholder value creation."

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty the timing and magnitude of future charges that would be included in the reported GAAP results.

The Glossary at the end of this press release contains further details about this subject.

Total amounts in tables of this release may not calculate due to rounding.

Conference call

The Company has scheduled a conference call to review the financial results on Friday, February 14, 2020 beginning at 8:30 a.m. ET. John L. Garrison, Jr. Chairman and CEO, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements

This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; changes in import/export regulatory regimes and the escalation of global trade conflicts could continue to negatively impact sales of our products and our financial results; our financial results could be adversely impacted by the United Kingdom’s departure from the European Union; changes affecting the availability of the London Interbank Offer Rate may have consequences on us that cannot yet reasonably be predicted; our need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; exposure from providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems and storage of sensitive data; our ability to successfully implement our Execute to Win strategy; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex

Terex Corporation is a global manufacturer of aerial work platforms, materials processing and crane products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in two business segments: Aerial Work Platforms and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) to make information available to its investors and the market.

Contact Information

Terex Corporation
Randy Wilson
Director, Investor Relations
(203) 221-5415
randy.wilson@terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2019	2018	2019	2018
Net sales	$885.0	1,048.8	4,353.1	4,517.2
Cost of goods sold	(716.4)	(834.2)	(3,465.3)	(3,555.3)
Gross profit	168.6	214.6	887.8	961.9
Selling, general and administrative expenses	(145.7)	(133.0)	(552.8)	(549.4)
Income (loss) from operations	22.9	81.6	335.0	412.5
Other income (expense)
Interest income	1.1	1.7	6.5	8.7
Interest expense	(18.3)	(20.3)	(87.9)	(72.8)
Loss on early extinguishment of debt	—	—	—	(0.7)
Other income (expense) – net	(3.2)	(57.2)	(6.1)	(60.6)
Income (loss) from continuing operations before income taxes	2.5	5.8	247.5	287.1
(Provision for) benefit from income taxes	16.0	13.8	(37.8)	(45.4)
Income (loss) from continuing operations	18.5	19.6	209.7	241.7
Income (loss) from discontinued operations – net of tax	(3.6)	(50.2)	(155.4)	(130.4)
Gain (loss) on disposition of discontinued operations- net of tax	9.6	(2.4)	0.1	2.4
Net income (loss)	$24.5	(33.0)	54.4	113.7
Basic Earnings (loss) per Share:
Income (loss) from continuing operations	$0.26	0.27	2.95	3.21
Income (loss) from discontinued operations – net of tax	(0.05)	(0.69)	(2.18)	(1.73)
Gain (loss) on disposition of discontinued operations – net of tax	0.13	(0.03)	—	0.03
Net income (loss)	$0.34	(0.45)	0.77	1.51
Diluted Earnings (loss) per Share:
Income (loss) from continuing operations	$0.26	0.26	2.92	3.14
Income (loss) from discontinued operations – net of tax	(0.05)	(0.68)	(2.16)	(1.69)
Gain (loss) on disposition of discontinued operations – net of tax	0.13	(0.03)	—	0.03
Net income (loss)	$0.34	(0.45)	0.76	1.48
Weighted average number of shares outstanding in per share calculation
Basic	71.2	72.8	71.1	75.4
Diluted	71.9	74.0	71.8	76.9

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	December 31, 2019	December 31, 2018

Assets
Current assets
Cash and cash equivalents	$535.1	$339.5
Other current assets	1,475.4	1,624.0
Current assets held for sale	9.2	459.5
Total current assets	2,019.7	2,423.0
Non-current assets
Property, plant and equipment – net	389.4	317.3
Other non-current assets	785.9	677.2
Non-current assets held for sale	0.6	68.4
Total non-current assets	1,175.9	1,062.9
Total assets	$3,195.6	$3,485.9

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$6.9	$4.1
Other current liabilities	857.1	1,031.1
Current liabilities held for sale	8.4	179.5
Total current liabilities	872.4	1,214.7
Non-current liabilities
Long-term debt, less current portion	1,168.8	1,210.6
Other non-current liabilities	220.9	113.1
Non-current liabilities held for sale	1.2	86.5
Total non-current liabilities	1,390.9	1,410.2
Total liabilities	2,263.3	2,624.9

Total stockholders’ equity	932.3	861.0
Total liabilities and stockholders’ equity	$3,195.6	$3,485.9

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended December 31, 2019

	2019	2018
Operating Activities
Net income (loss)	$54.4	$113.7
Depreciation and amortization	49.6	59.7
Changes in operating assets and liabilities and non-cash charges	69.4	(79.2)
Net cash provided by (used in) operating activities	173.4	94.2
Investing Activities
Capital expenditures	(108.9)	(103.8)
Other investing activities, net	212.7	17.9
Net cash provided by (used in) investing activities	103.8	(85.9)
Financing Activities
Net cash provided by (used in) financing activities	(103.7)	(244.9)
Effect of exchange rate changes on cash and cash equivalents	(5.5)	(21.4)
Net increase (decrease) in cash and cash equivalents	168.0	(258.0)
Cash and cash equivalents at beginning of period	372.1	630.1
Cash and cash equivalents at end of period	$540.1	$372.1

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q4				Year to Date
	2019		2018		2019		2018
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$885.0		$1,048.8		$4,353.1		$4,517.2
Income from operations	$22.9	2.6%	$81.6	7.8%	$335.0	7.7%	$412.5	9.1%

AWP
Net sales	$500.1		$631.2		$2,726.6		$2,950.4
Income from operations	$4.4	0.9%	$37.1	5.9%	$196.2	7.2%	$300.5	10.2%

MP
Net sales	$321.4		$357.9		$1,371.4		$1,322.6
Income from operations	$38.9	12.1%	$50.4	14.1%	$196.8	14.4%	$176.0	13.3%

Corp and Other / Eliminations
Net sales	$63.5		$59.7		$255.1		$244.2
Loss from operations	$(20.4)	*	$(5.9)	*	$(58.0)	*	$(64.0)	*
* - Not a meaningful percentage

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December 31, 2019, unless otherwise indicated.

2020 Outlook: The Company’s 2020 outlook for earnings per share and 2020 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude unusual items. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2020 GAAP financial results. Adjusted EPS provides guidance to investors about the Company's EPS expectations excluding restructuring and other charges that the Company does not believe is reflective of its ongoing operations.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Free Cash Flow The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities, plus (minus) increases (decreases) in Terex Financial Services finance receivables consisting of sales-type leases and commercial loans (“TFS Assets”), less Capital expenditures, net of proceeds from sale of capital assets (excluding the acquisition of our Northern Ireland properties), plus the estimated level of net working capital in divested businesses at the closing date. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations.

The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Year Ended December 31, 2019		Year Ended December 31, 2018
Net cash provided by (used in) operating activities	$173.4		$94.2
Increase (decrease) in TFS assets	(31.1)		3.4
Capital expenditures, net of proceeds from sale of capital assets	(94.4)	(1)	(101.0)
Acquisition of MP Northern Ireland properties	—		21.0
Deal related net working capital adjustment	38.5		—
Free cash flow	$86.4		$17.6
(1) Includes $10.2 million of proceeds from sale of capital assets within Other investing activities, net in the Condensed Consolidated Statement of Cash Flows

Q4 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$2.5	16.0	18.5	$0.26
Restructuring & Related	9.8	(1.9)	7.9	0.11
Transformation	3.4	(0.9)	2.5	0.03
Other	1.2	(0.1)	1.1	0.02
Tax & Interim Period (3)	—	(4.3)	(4.3)	(0.06)
As Adjusted (Non-GAAP)	$16.9	8.8	25.7	$0.36

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.9 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

FY 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$247.5	(37.8)	209.7	$2.92
Restructuring & Related	22.4	(4.7)	17.7	0.24
Transformation	13.7	(2.8)	10.9	0.15
Deal Related	(7.5)	0.2	(7.3)	(0.10)
Other	0.6	(0.1)	0.5	0.01
Tax & Interim Period (3)	—	2.0	2.0	0.03
As Adjusted (Non-GAAP)	$276.7	(43.2)	233.5	$3.25

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.8 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

Q4 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$5.8	13.8	19.6	$0.26
Restructuring & Related	—	(0.5)	(0.5)	(0.01)
Transformation	4.7	(1.2)	3.5	0.05
Pension Annuitization	50.5	(18.4)	32.1	0.44
Other	6.1	(0.2)	5.9	0.08
Tax & Interim Period (3)	—	(1.3)	(1.3)	(0.02)
As Adjusted (Non-GAAP)	$67.1	(7.8)	59.3	$0.80

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted weighted average shares outstanding of 74.0 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

FY 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$287.1	(45.4)	241.7	$3.14
Restructuring & Related	4.5	(1.1)	3.4	0.04
Transformation	26.4	(4.8)	21.6	0.28
Extinguishment of Debt	0.7	(0.1)	0.6	0.01
Pension Annuitization	50.5	(18.4)	32.1	0.42
Other	1.1	0.7	1.8	0.02
Tax & Interim Period (3)	—	9.8	9.8	0.13
As Adjusted (Non-GAAP)	$370.3	(59.3)	311.0	$4.04

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 76.9 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate